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Exhibit 99.1

THE KINETIC CO., INC.

(a subsidiary of Precision Industries, Inc.)

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT

For the year ended November 30, 2021

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THE KINETIC CO., INC.

TABLE OF CONTENTS

November 30, 2021

Page

Independent Auditors’ Report 1

Balance Sheet 3

Statement of Operations 4

Statement of Changes in Stockholder’s Equity 5

Statement of Cash Flows 6

Notes to the Financial Statements 7

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INDEPENDENT AUDITOR'S REPORT

To the Stockholders and Board of Directors of

Live Ventures Incorporated

Las Vegas, NV

Opinion

We have audited the financial statements of The Kinetic Co., Inc. (the Company), which comprise the balance sheet as of November 30, 2021, and the related statements of operations, changes in stockholder’s equity and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of The Kinetic Co., Inc. as of November 30, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statement that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

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Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/Frazier & Deeter, LLC

Atlanta, Georgia

September 14, 2022

DRAFTTHE KINETIC CO., INC.

BALANCE SHEET

November 30, 2021

ASSETS CURRENT ASSETS:
Cash and cash equivalents	$ 1,120,954
Accounts receivable, net of allowance for doubtful accounts of $123,886	3,035,676
Inventories, net of reserve of $200,000	5,322,221
Prepaid expenses	44,983
Total current assets	9,523,834
PROPERTY, PLANT AND EQUIPMENT
Plant equipment	13,040,253
Office equipment	2,673,919
15,714,172
Less accumulated depreciation	(14,884,163)
Property, plant, and equipment, net	830,009

Deposits on equipment	550,759
Other assets	362,168
TOTAL ASSETS	$ 11,266,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$ 561,430
Accrued expenses	2,005,713
TOTAL LIABILITIES	2,567,143
STOCKHOLDER'S EQUITY
Common stock, 90,910 shares authorized and issued	35,000
Paid-in capital	482,237
Retained earnings	8,182,390
TOTAL STOCKHOLDER’S EQUITY	8,699,627
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 11,266,770

The accompanying notes are an integral part of these financial statements.

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THE KINETIC CO., INC.

STATEMENT OF OPERATIONS

For the year ended November 30, 2021

REVENUE	$ 20,659,522
Cost of revenue	13,433,228
Gross profit	7,226,294
Selling, general, and administrative expense	5,641,820
Loss on disposal of assets	189,301
Operating income	1,395,173
Other expense
Interest expense	15,091
Other	36,672
Total other expense	51,763
NET INCOME	$ 1,343,410

The accompanying notes are an integral part of these financial statements.

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THE KINETIC CO., INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the year ended November 30, 2021

	Common Stock	Paid-in Capital	Retained Earnings	Total
Balance, December 1, 2020	$35,000	$482,237	$9,893,944	$10,411,181
Dividends paid	–	–	(3,054,964)	(3,054,964)
Net income	–	–	1,343,410	1,343,410
Balance, November 30, 2021	$35,000	$482,237	$8,182,390	$8,699,627

The accompanying notes are an integral part of these financial statements.

DRAFTTHE KINETIC CO., INC.

STATEMENT OF CASH FLOWS

For the year ended November 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,343,410
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	375,351
Loss on disposal of assets	189,031
Changes in assets and liabilities:
Accounts receivable	292,254
Inventories	307,029
Prepaid expenses	1,410,654
Accounts payable and accrued expenses	(928,374)
Net cash provided by operating activities	2,989,353
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of assets	290,000
Capital expenditures	(182,886)
Deposits on equipment	(117,263)
Net cash used in investing activities	(10,149)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan	(750,000)
Dividends paid	(3,054,964)
Net cash used in financing activities	(3,804,964)
Net decrease in cash and cash equivalents	(825,760)
Cash and cash equivalents - beginning of year	1,946,714
CASH AND CASH EQUIVALENTS - END OF YEAR	$1,120,954

Supplemental disclosure of cash flow information:

Cash paid during the period:

Interest $15,091

The accompanying notes are an integral part of these financial statements.

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THE KINETIC CO., INC.

NOTES TO THE FINANCIAL STATEMENTS

1.
Background and Basis of Presentation

Nature of Business

The Kinetic Co., Inc. (“Kinetic” or the “Company”) is a highly recognizable and regarded brand name in the production of industrial knives and hardened wear products for the tissue, metals, and wood industries and is known as a one-stop shop for in-house grinding, machining, and heat-treating. Kinetic was founded by the Masters family in 1948 and is headquartered in Greendale, Wisconsin. Kinetic manufactures more than 90 types of knives and numerous associated parts with modifications and customizations available to each. Kinetic employs approximately 100 non-union employees.

On June 28, 2022, Precision Marshall (“Purchaser”) acquired 100% of the issued and outstanding shares of common stock of Kinetic (see Note 9).

Going concern

Based on our current operating plans, we believe that available cash balances, cash generated from our operating activities and funds available under our asset-based revolver lines of credit will provide sufficient liquidity to fund our operations, and pay our scheduled loan payments for the next 12 months from the issuance of these financial statements.

Coronavirus

In March 2020, there was a global outbreak of COVID-19 (Coronavirus) that has resulted in changes in global supply of certain products. The pandemic is having an unprecedented impact on the U.S. economy as federal, state, and local governments react to this public health crisis, which has created significant uncertainties. These uncertainties include, but are not limited to, the potential adverse effect of the pandemic on the economy, our supply chain partners, our employees and customers, and customer sentiment in general. As the pandemic continues to grow, consumer fear about becoming ill with the virus and recommendations and/or mandates from federal, state, and local authorities to avoid large gatherings of people or self-quarantine are continuing to increase, which may impact business. The extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including the duration of the spread of the outbreak within the U.S., the impact on capital and financial markets and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted. This situation is changing rapidly, and additional impacts may arise that we are not aware of currently.

2.
Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates made in connection with the accompanying financial statements include the estimated reserve for doubtful accounts receivable, the estimated reserve for excess and obsolete inventory, and estimated useful lives for property and equipment.

Financial Instruments

Financial instruments consist primarily of cash equivalents, trade and other receivables, and obligations under accounts payable and accrued expenses. The carrying amounts of cash equivalents, trade receivables and other receivables, accounts payable, and accrued expenses approximate fair value because of the short maturity of these instruments.

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THE KINETIC CO., INC.

NOTES TO THE FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and Cash equivalents consist of highly liquid investments with a maturity of three months or less at the time of purchase. Fair value of cash equivalents approximates carrying value.

Trade Receivables

The Company grants trade credit to customers under credit terms that it believes are customary in the industry it operates and does not require collateral to support customer trade receivables.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts, which includes allowances for accounts, customer refunds, and other uncollectible accounts. The allowance for doubtful accounts is based upon historical bad debt experience and periodic evaluations of the aging and collectability of the trade receivables. This allowance is maintained at a level which the Company believes is sufficient to cover potential credit losses and trade receivables are only written off to bad debt expense as uncollectible after all reasonable collection efforts have been made. At November 30, 2021, the allowance for doubtful accounts was $123,886.

Inventories

Inventories are valued at the lower of the inventory’s cost (first in, first out basis or “FIFO” using weighted-average cost) or net realizable value of the inventory. Management compares the cost of inventory with its net realizable value and an allowance is made to write down inventory to net realizable value, if lower. Management also reviews inventory to determine if excess or obsolete inventory is present and a reserve is made to reduce the carrying value for inventory for such excess and or obsolete inventory. At November 30, 2021, the inventory reserves were $200,000.

Property and Equipment

Property and Equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The useful lives of plant and office equipment are 7 years. Depreciation expense was $303,922 for the year ended November 30, 2021.

The Company periodically reviews its property and equipment when events or changes in circumstances indicate that their carrying amounts may not be recoverable or their depreciation or amortization periods should be accelerated. An impairment loss would be recognized for the amount by which the carrying amount of the assets exceeds their fair value, as approximated by the present value of their projected discounted cash flows. There was no impairment loss in the year ended November 30, 2021.

Revenue Recognition

General

The Company accounts for its sales revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“Topic 606”). Topic 606 provides a five-step revenue recognition model that is applied to the Company’s customer contracts. Under this model we (i) identify the contract with the customer, (ii) identify our performance obligations in the contract, (iii) determine the transaction price for the contract, (iv) allocate the transaction price to our performance obligations and (v) recognize revenue when or as we satisfy our performance obligations.

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THE KINETIC CO., INC.

NOTES TO THE FINANCIAL STATEMENTS

Revenue is recognized upon transfer of control of the promised goods or the performance of the services to customers in an amount that reflects the consideration expected to be receive in exchange for those goods or services. The Company enters into contracts that may include various combinations of products and services, which are generally distinct and accounted for as separate performance obligations.

Revenue is recognized when the following requirements have been met: (i) there is persuasive evidence of an arrangement, (ii) the sales transaction price is fixed or determinable, (iii) title, ownership and risk of loss have been transferred to the customer, (iv) allocation of sales price to specific performance obligations, and (v) performance obligations are satisfied. At the time revenue is recognized, the Company records a provision for the estimated amount of future returns based primarily on historical experience and any known trends or conditions that exist at the time revenue is recognized. Revenues are recorded net of taxes collected from customers. All direct costs are either paid and or accrued for in the period in which the sale is recorded.

Shipping and Handling

The Company classifies shipping and handling charged to customers as revenues and classifies costs relating to shipping and handling as cost of revenues.

Advertising Expense

Advertising expense is charged to operations as incurred. Advertising expense totaled $70,416 for the fiscal year ended November 30, 2021.

Concentration of Risk

The Company maintains its cash and cash equivalents with one financial institution as of November 30, 2021. The account is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 in coverage. The balance in this account may, at times, exceed the federally insured limits. The Company has not experienced any losses on the deposits and management believes the Company is not exposed to any significant credit risk related to this account.

There were no sales to any individual customer that exceeded 10% of the total sales.

The Company purchases from one supplier that individually exceeds 10% of total purchases. During the year ended November 30, 2021, total purchases related to that supplier were approximately $2,324,000. Net amounts payable to that supplier included in accounts payable as of November 30, 2021 were $0.

Fair Value Measurements

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows: Level 1 - inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets. Level 2 – to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Income Taxes

The Company has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code and Wisconsin Statutes. Under those provisions, the Company does not pay federal and Wisconsin corporate income taxes on its taxable income. Instead, the stockholders are liable for their respective shares of the taxable income of the Company on their individual tax returns. Accordingly, no provision for income taxes has been made by the Company. The Company periodically makes distributions to the stockholders for income taxes.

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THE KINETIC CO., INC.

NOTES TO THE FINANCIAL STATEMENTS

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases”, which significantly changes the accounting for a lessee. Under previous guidance, lessees did not have to record a lease it designated as operating on its balance sheet. Under the new guidance, a lessee must record a liability for lease payments (referred to as the lease liability) and an asset for the right to use the leased asset during the lease term (referred to as the right of use asset) for all leases, regardless of whether they are designated as finance or operating leases. If a lessee has a lease with a term of 12 months or less, it may make an accounting policy election (by leased asset class) not to recognize lease assets or lease liabilities. This election generally requires the lessee to recognize lease expense on a straight-line basis over the lease term. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018 for public entities, not-for-profit entities that have issued (including conduit bond obligors) securities that are traded, listed, or quoted on an exchange or an over-the-counter market, and employee benefit plans that file financial statements with the United States Securities and Exchange Commission (SEC). All other entities must apply the ASU to annual periods beginning after December 15, 2020, and interim periods beginning after December 15, 2021. Any entity may early adopt the ASU. Management has determined that when this guidance is adopted the impact will be properly reflected in the financial statements and notes thereto.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments, which introduces a new approach to estimate credit losses on certain types of financial instruments based on expected losses instead of incurred losses. It also modifies the impairment model for available-for-sale debt securities and provides a simplified accounting model for purchased financial assets with credit deterioration since their origination. ASU No. 2016-13 is effective for non-public entities for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Company is currently assessing the impact of adopting this new accounting standard on its consolidated financial statements and related disclosures; however, adoption of this ASU is anticipated to have no material impact on the Company's financial statements.

In March 2020, the FASB issued ASU No. 2020-04 - Reference Rate Reform (Topic 848), codified as ASC 848 (“ASC 848”). The purpose of ASC 848 is to provide optional guidance to ease the potential effects on financial reporting of the market-wide migration away from Interbank Offered Rates to alternative reference rates. ASC 848 applies only to contracts, hedging relationships, and other transactions that reference a reference rate expected to be discontinued because of reference rate reform. The guidance may be applied upon issuance of ASC 848 through December 31, 2022. The Company is currently assessing the impact of adopting this new accounting standard on its Financial Statements and related disclosures.

3.
Inventories

Inventories by major components at November 30, 2021 are as follows:

Finished goods	$ 2,898,580
Semi-finished	475,967
Work in progress	784,063
Raw materials	1,363,611
5,522,221
Less reserve	(200,000)
$ 5,322,221

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THE KINETIC CO., INC.

NOTES TO THE FINANCIAL STATEMENTS

4.
Line of Credit

On April 30, 2020, the Company entered into a line of credit agreement with its principal bank. The agreement was amended on May 28, 2021. Under the terms of the agreement the maximum amount of borrowing is $3,000,000 at an interest rate of 1.65% plus the one month LIBOR rate. The maturity date of the agreement is May 31 2022, at which time all outstanding principal and interest is due. The line of credit is secured by substantially all the assets of the Company and a personal guarantee from Cash Masters as defined in the Security and Loan Agreement dated April 30, 2020. There was no balance on the line of credit as of November 30, 2021.

5.
Stockholder’s Equity

As of November 30, 2021 there were 1,818 and 89,082 shares of Class A Voting Common Stock and Class B Nonvoting Common Stock, respectively, issued and outstanding. The Class A and Class B Common Stock, which does not have a par value, have a stated value of $35,000 as of November 30, 2021.

6.
Leases

The Company leases warehouse facilities, production facilities and office space. These assets and properties are generally leased under non-cancelable agreements that expire at various dates through 2025 with various renewal options for additional periods. The agreements, which have been classified as operating leases, generally provide for minimum and, in some cases percentage rent and require us to pay all insurance, taxes and other maintenance costs. The leases are expected to be renewed or replaced as they expire. Total rental expense was $604,217 for the fiscal year ended November 30, 2021.

Future minimum cash lease payments under operating lease agreements are as follows:

Year ending November 30,
2022	$ 516,773
2023	476,628
2024	390,000
2025	65,000
$ 1,448,401

7.
Defined Contribution Plans

The Company maintains a 401(k) Profit Sharing Plan available to all eligible employees. To be eligible for the Plan, the employee must be at least 21 years of age and have completed one year of employment, which is defined as at least 1,000 hours. The Plan includes a deferral provision, whereby a participant may elect to contribute eligible compensation, up to the maximum limits allowed by the IRS. The Company’s discretionary contributions are determined by the Board of Directors. There were no discretionary contributions to the Plan for the year ended November 30, 2021. The Company made matching contributions of approximately $133,300, for the year ended November 30, 2021.

8.
Contingencies

The Company has a self-insurance program for medical coverage for its employees. The Company generally limits its exposure per covered individual to $25,000 in the year ended November 30, 2021 through the use of stop-loss policies from reinsurers. The Company’s aggregate annual loss limitation was based on a formula that considers, among other things, the total number of employees and historical expenses. Total amount accrued for health insurance is approximately $179,800 as of November 30, 2021.

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THE KINETIC CO., INC.

NOTES TO THE FINANCIAL STATEMENTS

9.
Related Party

The Company leases property from a partnership in which the Company exercises management control through common officers. Under the terms of the leases, annual rental expense was $480,000 for the year ended November 30, 2021. The Company also purchases finished goods inventory from a company in which the Company exercises management control through common ownership. During the year ended November 30, 2021, total purchases related to that supplier were approximately $2,324,000.

10.
Subsequent Events

The Company has evaluated subsequent events in accordance with ASC 855, Subsequent Events, through September 14, 2022 which is the date the financial statements were available to be issued. Except for the purchase agreement outlined below, no material subsequent events that required recognition or additional disclosure in these financial statements were identified as a result of management evaluation.

On June 28, 2022, Precision Marshall (“Purchaser”) acquired 100% of the issued and outstanding shares of common stock of Kinetic. In connection with the Purchase Agreement, the Purchaser also entered into a Real Estate Purchase Agreement with Plant B-6, LLC, an affiliate of Kinetic, pursuant to which the Purchaser received all of Kinetic's right, title, and interest in and to the land and improvements (collectively, the “Real Estate”) that Kinetic uses in its operations. The combined purchase price, which is subject to certain post-closing adjustments, for the Kinetic shares and Real Estate was approximately $24.6 million, which was funded with borrowings under the company’s credit facility, proceeds from sale-leaseback of the Real Estate, a subordinated promissory note to Seller of $3.0 million, contingent earn-out liability, and cash on-hand.